UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
December 15, 2016 (December 13, 2016)

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of Principal Executive Offices)
(213) 225-5900
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to DIP Credit Facility

As previously reported, on May 15, 2016, Breitburn Energy Partners LP (the “Partnership”) and certain of its affiliates (such affiliates, together with the Partnership, the “Debtors”) filed voluntary petitions for relief (and the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being administered jointly under the caption “In re Breitburn Energy Partners LP, et al.”, Case No. 16-11390.

On May 23, 2016, in connection with the Chapter 11 Cases, a Debtor-in-Possession Credit Facility (the “DIP Credit Facility”) was entered into among Breitburn Operating LP, a wholly owned subsidiary of the Partnership, as borrower (the “DIP Borrower”), the lenders party thereto and Wells Fargo, National Association, as administrative agent (the “Administrative Agent”).

On December 13, 2016, the Bankruptcy Court entered an order approving that certain First Amendment to Debtor-in-Possession Credit Agreement, dated effective as of December 15, 2016, by and among the DIP Borrower, the lenders party thereto (the “DIP Lenders”) and the Administrative Agent (the “First Amendment”). The First Amendment, among other things, (i) extends the DIP Credit Facility’s scheduled maturity date to June 30, 2017, (ii) increases certain pricing, (iii) increases the committed amount available under the DIP Credit Facility from $75 million to $150 million, (iv) increases the letter of credit sublimit from $50 million to $100 million and (v) provides for the payment of certain fees to the Administrative Agent and the DIP Lenders.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 hereto, and which is incorporated herein by reference.

Second Amendment to DIP Credit Facility

On December 15, 2016, the DIP Borrower entered into that certain Second Amendment to Debtor-in-Possession Credit Agreement with the DIP Lenders and the Administrative Agent (the “Second Amendment”). The Second Amendment permits the cash collateralization of letters of credit issued for ordinary course of business purposes by Wells Fargo Bank, National Association.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed as Exhibit 10.2 hereto, and which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description of the First Amendment set forth in Item 1.01 is also incorporated into this Item 2.03.

The description of the Second Amendment set forth in Item 1.01 is also incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
First Amendment to Debtor-in-Possession Credit Agreement, dated effective as of December 15, 2016, among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, the financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, swing line lender and issuing lender.

10.2
Second Amendment to Debtor-in-Possession Credit Agreement, dated effective as of December 15, 2016, among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, the financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, swing line lender and issuing lender.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Date: December 15, 2016	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
First Amendment to Debtor-in-Possession Credit Agreement, dated effective as of December 15, 2016, among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, the financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, swing line lender and issuing lender.

10.2
Second Amendment to Debtor-in-Possession Credit Agreement, dated effective as of December 15, 2016, among Breitburn Operating LP, as borrower, Breitburn Energy Partners LP, as parent guarantor, the financial institutions from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, swing line lender and issuing lender.